      Exhibit 23.1

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75367) of our report dated October 29, 2001 relating to the financial statements, which appears in Catapult Communications Corporation’s Annual Report on Form 10-K for the year ended September 30, 2001.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 14, 2001